Exhibit 10.3
MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

GLOBAL LONG-TERM INCENTIVE GRANT AGREEMENT
(2021-2023 Performance Cycle)
        MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the individual (the “Participant”) named in the Long-Term Incentive Grant Notice (the “Notice”) a Long-Term Incentive Grant (the “LTI Grant”) with respect to the Performance Cycle and Performance Goals set forth in the Notice, subject to the terms and provisions of the Notice, this Global Long-Term Incentive Grant Agreement, including any country-specific appendix (this “Agreement”) and the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan, as amended from time to time (the “Plan”). Unless and until the Committee determines that an Award is payable with respect to the LTI Grant, in the manner set forth in paragraphs 4 or 5 hereof, the Participant shall have no right to payment based on the LTI Grant. Prior to payment of an Award based on the LTI Grant, the LTI Grant represents an unsecured obligation of the Company payable, if at all, from the general assets of the Company. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act.
        The LTI Grant is subject to the following terms and conditions (including the country-specific terms set forth in Appendix A to this Agreement):
The Participant must either execute and deliver an acceptance of the terms set forth in this Agreement or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the LTI Grant if the Participant fails to accept this Agreement and related documents within the specified period or using the procedures for acceptance established by the Committee.
1.Definitions. For purposes of the Plan, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. All capitalized terms used in this Agreement without definition shall have the same meaning as defined under the Plan and the Notice.
(a)Affiliate. “Affiliate” means any entity that directly or indirectly through one or more intermediaries controls or is controlled by the Company, in each case, as determined by the Committee.
(b)Disability. “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan.
(c)LTI Award Payout. “LTI Award Payout” means the number of shares of Common Stock (if the Award is settled in shares) or the amount (if the Award is settled in cash) in either case with the value determined as the product of (a) the LTI Grant Target multiplied by (b) the Performance Goal Attainment Factor (subject to the Committee’s discretion specified in paragraph 4(c)), and, in the case of a Participant who terminates employment before the last day of the Performance Cycle, further multiplied by (c) the Participation Period Factor.
(d)LTI Grant Target. “LTI Grant Target” means the target number of shares of Common Stock or amount set forth in the Notice.

(e)Maximum Goal Factor. “Maximum Goal Factor” means the maximum percentage set forth in the Notice.
(f)Participation Period Factor. “Participation Period Factor” means a fraction, the numerator of which is the number of months (including partial months, rounded up to the next whole month) the Participant participates during the Performance Cycle and the denominator of which is the number of months in the Performance Cycle. The Committee, in its sole discretion, may adjust the Participation Period Factor.
(g)Performance Cycle. “Performance Cycle” means the performance period set forth in the Notice over which the attainment of the Performance Goals will be measured for the purpose of determining the LTI Award Payout.
(h)Performance Goal Attainment Factor. “Performance Goal Attainment Factor” means a percentage ranging from 0% to the Maximum Goal Factor representing the level at which the Performance Goals have been attained as determined by the Committee.
(i)Retirement. “Retirement” means, unless otherwise determined by the Committee, in its sole discretion, the termination of employment on or after either (i) the date the Participant is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group or (ii) the date the Participant is age 65 or older with at least five (5) or more years of active continuous employment with the Mondelēz Group.
2.Incorporation of Terms of Plan. The LTI Grant is subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control except as otherwise expressly set forth in this Agreement.
3.Vesting and Forfeiture.
(a)    Vesting. Except as expressly provided in this Agreement, if the Committee determines that the Performance Goals for the Performance Cycle have been met and the other terms and conditions set forth in the Plan have been satisfied, an Award will be made to the Participant based on the Participant’s LTI Award Payout.
(b)    Forfeiture. Except as expressly provided in this Agreement, if the Participant has not been continuously and actively employed with a member of the Mondelēz Group that employs the Participant (the “Employer”), from the date of the Notice through the last date of the Performance Cycle or if the Participant is not an employee in good standing with the Employer on the date of payment described in paragraph 4(a) hereof, the LTI Grant will be forfeited immediately and without any further action by the Company or the Committee. For purposes of the preceding sentence, the Participant will not be considered to be continuously and actively employed with the Employer once he or she has stopped providing services, notwithstanding any notice period mandated under the employment laws of the country where the Participant resides (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws of the country where the Participant resides), unless otherwise determined by the Company on a country-by-country basis. Unless otherwise determined by the Committee, a leave of absence shall not constitute a termination of continuous service. The Committee has the exclusive discretion to determine when a Participant is no longer actively employed for purposes of the LTI Grant, subject to compliance with Section 409A of the Code.
(i)    Death/Disability. If the Participant dies or terminates active employment with the Mondelēz Group due to Disability, the vesting of the LTI Grant will occur on a pro rata basis calculated pursuant to paragraph 1(c) of this Agreement. The LTI Award Payout will be made to the Participant by using a

Performance Goal Attainment Factor equal to 100%, subject to compliance with the payment timing provisions set forth in paragraph 4(a)(iii) hereof.
(ii)    Retirement. If a Participant terminates active employment with the Mondelēz Group prior to the potential payment of an Award as a result of the Participant’s Retirement and the LTI Grant is not otherwise accounted for, or included in, the Participant’s severance or retirement arrangement with the Mondelēz Group and the Participant timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion, then, unless otherwise determined by the Committee, the Participant shall retain a prorated portion of the LTI Grant with a potential Award payable based on actual attainment of the Performance Goals at the same time an Award (if any) is payable to other participants for the Performance Cycle. The proration of the LTI Grant will be calculated by applying the Participant’s Participation Period Factor as determined in the sole discretion of the Committee, subject to compliance with the payment timing provisions set forth in paragraph 4 hereof. Notwithstanding the above, if the Committee receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable treatment on Retirement described in this section that applies to the LTI Grant being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of the termination and the LTI Grant will be treated as it would under the rules that apply if the Participant’s employment is terminated for reasons other than Retirement, death or Disability.
4.    Payment.
(a)    Form and Time of Payment.
(i)    Form of Payment. Subject to the terms of the Plan, the Notice and this Agreement, and except as otherwise expressly provided and subject to the terms of this Agreement (including Appendix A hereto), any Award that becomes payable in accordance with paragraph 3 hereof shall be paid in whole shares of Common Stock, which shall be issued in book-entry form, registered in the Participant’s name. In the event the LTI Award Payout results in less than a whole number of shares of Common Stock, the LTI Award Payout shall be rounded up to the next whole share of Common Stock (no fractional shares of Common Stock shall be issued in payment of an Award).
(ii)    Certification; Performance Goal Attainment Factor Determination. Following the completion of the Performance Cycle and, subject to paragraph 3(b)(i) and paragraph 5 hereof, prior to the payment of an Award, the Committee shall certify in writing whether the applicable Performance Goals were achieved for the Performance Cycle and shall determine the Performance Goal Attainment Factor with respect to the Award.
(iii)    Payment Timing. Except as otherwise provided in the following sentence, the LTI Award Payout shall be paid as soon as practicable following the date the Committee certifies that the Performance Goals for the Performance Cycle have been attained and determines an LTI Grant has vested and is payable for the Performance Cycle, but in no event later than March 15 of the taxable year following the end of the Performance Cycle, including upon a Participant’s Retirement. An Award that becomes payable under paragraph 3(b)(i) hereof in connection with a Participant’s death or termination resulting from Disability shall be paid within 75 days following the Participant’s death or termination of employment, as applicable, but in any event no later than March 15 following the year of death or termination from Disability.
(b)    Conditions to Payment of an Award. Notwithstanding any other provision of this Agreement (including without limitation paragraph 3(a) hereof):

(i)    The Award shall not become payable to the Participant or his or her legal representative unless and until the Participant or his or her legal representative shall have satisfied all applicable withholding obligations for Tax-Related Items (as defined in paragraph 8 below), if any, in accordance with paragraph 8 hereof.
(ii)    The Company shall not be required to issue or deliver any certificate or certificates (whether in electronic or other form) for any shares of Common Stock in payment of the Award prior to the fulfillment of all of the following conditions: (A) the admission of the Common Stock to listing on all stock exchanges on which the Common Stock is then listed, (B) the completion of any registration or other qualification of the Common Stock under any state or federal law or under rulings or regulations of the Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, or if the offering of the Common Stock is not so registered, a determination by the Company that the issuance of the Common Stock would be exempt from any such registration or qualification requirements, (C) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Award becomes payable as the Committee may from time to time establish for reasons of administrative convenience, subject to compliance with Section 409A of the Code.
(c)    Payment Amount. The Committee shall retain the right, in its sole discretion, to modify the Performance Goal Attainment Factors (resulting in a reduction, an increase or elimination (including to zero) of, the amount otherwise payable under the LTI Grant) to take into account recommendations of the Chief Executive Officer of the Company and/or such additional factors including qualitative factors, if any, that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.
5.    Treatment Upon a Change in Control. In the event of a Change in Control (as defined in Section 6(b) of the Plan), the LTI Grant is subject to the terms provided in Section 6 of the Plan.
6.    Restrictions and Covenants.
(a)In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Participant agrees and covenants as follows for a period of twelve (12) months following the date of the Participant’s termination of employment from the Mondelēz Group:
1.to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Participant, without the express written permission of the Company’s chief human resources officer, will not engage in any conduct in which the Participant contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service the Participant has reason to know has been under development by the Mondelēz Group during the Participant’s employment with the Mondelēz Group). The Participant will not engage in any activity that may require or inevitably require the Participant’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;

2.to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, the Participant, without the express written permission of the Company’s chief human resources officer, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and
3.to protect the Mondelēz Group’s investment in its development of goodwill and customers and to ensure the long-term success of the business, the Participant will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message, SMS text messaging and social media) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of the Mondelēz Group for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.
The provisions contained herein in paragraph 6 are not in lieu of, but are in addition to the continuing obligation of the Participant (which the Participant acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Participant until any particular trade secret or Confidential Information becomes generally known (through no fault of the Participant), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. The Participant understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
(b)A main purpose of the Plan is to strengthen the alignment of long-term interests between participants and the Mondelēz Group by providing an ownership interest in the Company, and to prevent former employees whose interests become adverse to the Company from maintaining that ownership interest. By acceptance of any Grant (including the LTI Grant) under the Plan, the Participant acknowledges and agrees that if the Participant breaches any of the covenants set forth in paragraph 6(a):
1.all unvested or unearned Grants (including any unearned portion of the LTI Grant) shall be immediately forfeited;
2.the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Grants at any time if the Participant is not in compliance with all terms and conditions set forth in the Plan and this Agreement including, but not limited to, paragraph 6(a);
3.the Participant shall repay to the Mondelēz Group the net proceeds of any Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve (12) months immediately preceding any such violation; or (ii) the date six (6) months prior to the Participant’s termination of employment with the Mondelēz Group. The Participant shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Participant by the Mondelēz Group, in a way that is intended to avoid the application of penalties under Section 409A of the Code, if applicable, or other applicable law. For purposes of this paragraph, net proceeds shall mean the Fair Market Value of the shares of Common Stock less any Tax-Related Items; and
4.the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security as the Participant acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
(c)    If any provision contained in this paragraph 6 shall for any reason, whether by application of existing law or law which may develop after the Participant’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Participant agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.
(d)    Notwithstanding the foregoing, no section of this Agreement is intended to or shall limit, prevent, impede or interfere with the Participant’s non-waivable right, without prior notice to the Company, to provide information to, participate in investigations by or testify in proceedings before any federal, state or local government subdivision or agency, including but not limited to the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, U.S. Department of Justice, the U.S. Congress, or any agency Inspector General, regarding the Mondelēz Group’s past or future conduct, or to engage in any activities protected under applicable whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Participant does not need prior authorization from the Mondelēz Group to make any such reports or disclosures and is not required to notify the Mondelēz Group that the Participant has made such reports or disclosures.
7.Clawback Policy/Forfeiture. The Participant understands and agrees that in the Committee’s sole discretion, the Company may cancel all or part of the LTI Grant or require repayment by the Participant to the Company of all or part of any LTI Award Payout underlying any vested LTI Grant pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including a violation of paragraph 6 above, from time to time. In addition, any payments or benefits the Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time.
8.Withholding Taxes. The Participant acknowledges that regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the LTI Grant, including the vesting or payment of any Award relating to the LTI Grant, the receipt of any dividends or cash payments in lieu of dividends, or the subsequent sale of shares of Common Stock; and (b) do not commit to and are under no obligation to structure the terms of the LTI Grant or any aspect of the Participant’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to any Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.
The Company is authorized to satisfy the withholding for any or all Tax-Related Items arising from the vesting or payment of any Award relating to the LTI Grant or sale of shares of Common Stock issued pursuant to the Award, as the case may be, by deducting the number of shares of Common Stock having an aggregate value equal to the amount of Tax-Related Items withholding due from the LTI Award Payout or otherwise becoming subject to current taxation. If the Company satisfies the Tax-Related Items obligation by withholding a number of shares of Common Stock as described herein, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Common Stock due to the Participant at vesting, notwithstanding that a number of shares of Common Stock is held back solely for the purpose of such Tax-Related Items withholding.
The Company is also authorized to satisfy the actual Tax-Related Items arising from the vesting or payment of any Award relating to the LTI Grant, the sale of shares of Common Stock issued pursuant to the Award or hypothetical withholding tax amounts if the Participant is covered under a Company tax equalization policy, as the case may be, by the remittance of the required amounts from any proceeds realized upon the open-market sale of the Common Stock received by the Participant. Such open-market sale is on the Participant’s behalf and at the Participant’s direction pursuant to this authorization without further consent.
Furthermore, the Company and/or the Employer are authorized to satisfy any withholding obligations with regard to all Tax-Related Items arising from the vesting or payment of any Award relating to the LTI Grant, or sale of shares issued pursuant to the Award, as the case may be, by withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer.
If the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will deduct the number of shares of Common Stock having an aggregate value equal to the amount of Tax-Related Items due from the LTI Award Payout, or the Committee may determine that a particular method be used to satisfy any Tax Related Items.
Shares of Common Stock deducted from the LTI Award Payout in satisfaction of any Tax-Related Items shall be valued at the Fair Market Value of the Common Stock received in payment of the Award on the date as of which the amount giving rise to the withholding requirement first became includible in the gross income of the Participant under applicable tax laws. If the Participant is covered by a Company tax equalization policy, the Participant also agrees to pay to the Company any additional hypothetical tax obligation calculated and paid under the terms and conditions of such tax equalization policy.
The Company may withhold or account for Tax-Related Items and any hypothetical taxes by considering statutory withholding rates or other applicable withholding rates in the Participant’s jurisdiction(s), including minimum or maximum applicable withholding rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock.
Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Common Stock if the Participant fails to comply with his or her Tax-Related Items obligations.

9.Nature of the Grant. By participating in the Plan and in exchange for receiving the LTI Grant, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the LTI Grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of LTI Grants, even if LTI Grants have been made in the past;
(c)    all decisions with respect to future LTI Grants, if any, will be at the sole discretion of the Committee;
(d)    the Participant’s participation in the Plan is voluntary;
(e)    the LTI Grant and the shares of Common Stock, and the income and value of same, subject to the LTI Grant are not intended to replace any pension rights or compensation;
(f)    the LTI Grant and the shares of Common Stock subject to the LTI Grant and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement or welfare benefits or similar mandatory payments;
(g)    the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted;
(h)    unless otherwise agreed with the Company, the LTI Grant and the shares of Common Stock underlying the LTI Grant, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any entity of the Mondelēz Group;
(i)    the LTI Grant and the shares of Common Stock subject to the LTI Grant, and the income and value of same, are not part of normal or expected compensation or salary for any purpose;
(j)    neither the Company, the Employer nor any other member of the Mondelēz Group shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the LTI Grant or any shares of Common Stock delivered to the Participant upon vesting of the LTI Grant or of any proceeds resulting from the Participant’s sale of such shares; and
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the LTI Grant resulting from the failure to reach Performance Goals or termination of the Participant’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of his or her employment agreement, if any).
10.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other LTI Grant materials (“Data”) by and among the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Mondelēz Group may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social security, passport or insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all LTI Grants or any other entitlement to shares of Common Stock or other equivalent benefits, awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company in the future. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, UBS, PricewaterhouseCoopers LLP and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant an LTI Grant or other equity awards or administer or maintain such Grants. The Participant also understands that the Company has no obligation to substitute other forms of Grants or compensation in lieu of the LTI Grant as a consequence of the Participant’s refusal or withdrawal of his or her consent. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.
Further, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

11.    Nontransferability of LTI Grant. The LTI Grant or the interests or rights therein may not be transferred in any manner other than by will or by the laws of descent and distribution applicable to the Participant, and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, in violation of the provisions herein, the LTI Grant shall immediately become null and void and any rights to receive a payment under the LTI Grant shall be forfeited.
12.    Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of Common Stock issuable hereunder unless and until certificates representing such Common Stock (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Common Stock and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Common Stock. Notwithstanding the foregoing, in accordance with Section 9 of the Plan, the Company may pay dividend equivalents on the outstanding LTI Grant subject to such restrictions and conditions as the Committee may establish.
13.    Adjustments. The Committee may make such adjustments to one or more of the Performance Goals, as well as the manner in which the LTI Award Payout is calculated, as the Committee in its sole discretion deems appropriate. The Participant shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Participant.
14.    NO GUARANTEE OF CONTINUED EMPLOYMENT. THE PARTICIPANT HEREBY ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE LTI GRANT PURSUANT TO THE PROVISIONS OF THE PLAN AND THIS AGREEMENT IS EARNED ONLY IF THE PERFORMANCE GOALS ARE ATTAINED AND THE OTHER TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND THE PLAN ARE SATISFIED AND BY THE PARTICIPANT CONTINUING TO BE EMPLOYED (SUBJECT TO THE PROVISIONS OF PARAGRAPH 3(b) HEREOF) AT THE WILL OF THE EMPLOYER (AND NOT THROUGH THE ACT OF BEING EMPLOYED BY THE EMPLOYER, BEING GRANTED AN LTI GRANT, OR RECEIVING COMMON STOCK HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE RIGHT TO EARN A PAYMENT UNDER THE LTI GRANT SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT DURING THE PERFORMANCE CYCLE, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE THE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE AND IN ACCORDANCE WITH APPLICABLE EMPLOYMENT LAWS OF THE COUNTRY WHERE THE PARTICIPANT RESIDES OR BE INTERPRETED AS FORMING AN EMPLOYMENT OR SERVICE CONTRACT WITH THE EMPLOYER.
15.    Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except as provided in the Notice, the Plan or this Agreement or by means of a writing signed by the Company and the Participant. Nothing in the Notice, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Notice, the Plan or this Agreement, the Participant is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia.
16.    Conformity to Securities Laws. The Participant acknowledges that the Notice, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Notice, the Plan and this Agreement shall be administered, and the LTI Grant is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Notice, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
17.    Administration and Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Participant upon written request to the Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A.) are incorporated herein by reference. To the extent any provision in the Notice or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern except as otherwise expressly set forth in this Agreement. The LTI Grant, the vesting of the LTI Grant and any issuance of Common Stock upon payment of the LTI Grant are subject to, and shall be administered in accordance with, the provisions of the Plan, as the same may be amended from time to time. Any question or dispute regarding the administration or interpretation of the Notice, the Plan and this Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.
18.    Headings. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the LTI Grant for construction or interpretation.
19.    Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Participant related to current or future participation in the Plan may also be delivered through electronic means as described in paragraph 26 below.
20.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
21.    Severability. Whenever feasible, each provision of the Notice, this Agreement and the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision in the Notice, the Plan or this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Notice, the Plan or this Agreement.

22.    Code Section 409A. This LTI Grant is intended to be exempt from Section 409A of the Code and shall be interpreted, operated and administered in a manner consistent with such intent. This Agreement may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement or the Plan shall provide a basis for any person to take action against the Mondelēz Group based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the LTI Grant made hereunder, and Mondelēz Group shall not under any circumstances have any liability to any participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.
23.    No Advice Regarding LTI Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of any shares of Common Stock issued in payment of the LTI Grant. The Participant understands and agrees that the Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
24.    Language. The Participant acknowledges that he or she is sufficiently proficient in English, or, alternatively, the Participant acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
25.    Appendix. Notwithstanding any provisions in this Agreement, the LTI Grant shall be subject to any terms and conditions set forth in Appendix A to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Appendix A, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.
26.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
27.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan or on the LTI Grant and on any shares of Common Stock issued in payment of the LTI Grant, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
28.    Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country, broker’s country, or where shares of the Company’s Common Stock are listed, the Participant may be subject to insider trading and/or market abuse laws, which affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to such shares (e.g., the LTI Grant) or rights linked to the value of shares of Common Stock under the Plan during such times as the Participant is considered to have “material nonpublic information” or “insider information” regarding the Company (as defined by the laws or regulations in the relevant jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Participant acknowledges that it is his or her responsibility to be compliant with any applicable restrictions, and that the Participant should speak to his or her personal advisor on this matter.
29.    Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage, bank account or legal entity outside the Participant’s country. The Participant may be required to report such accounts, balances, assets and/or the related transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant understands and agrees that the Participant should consult his or her personal legal advisor for any details.
30.    Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Participant or any other participant of the Plan.
***

The Participant acknowledges that the Participant has reviewed the Plan, the Notice and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Notice or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date of the Notice.

MONDELĒZ INTERNATIONAL, INC.
/s/ Ellen M. Smith
Ellen M. Smith
SVP & Chief Counsel, Chief Compliance
Officer & Corporate Secretary

APPENDIX A

MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

ADDITIONAL TERMS AND CONDITIONS OF THE
GLOBAL LONG-TERM INCENTIVE GRANT AGREEMENT
This Appendix A includes additional terms and conditions that govern the LTI Grant to the Participant under the Plan if he or she resides and/or works in one of the countries listed herein. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after receiving the LTI Grant, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Agreement.
This Appendix A also includes information regarding securities, exchange control and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Participant vests in the LTI Grant or sells shares of Common Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Participant’s situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the LTI Grant is made, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner.

EUROPEAN UNION / EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces in its entirety paragraph 10 of the Agreement:
If the Participant is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom, the Participant should note that Mondelēz International, Inc., with registered address at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. is the controller responsible for the processing of the Participant's Personal Data (as defined below) in connection with the Agreement and the Plan.
Data Collection and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes and uses the following types of personal data about the Participant: name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in any entity in the Mondelēz Group, details of all LTI Grants or any other entitlement to shares awarded, canceled, settled, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Data”) for the exclusive legitimate purpose of the LTI Grant and implementing, administering and managing the Participant’s participation in the Plan.
Purposes and Legal Bases of Processing. The legal basis for the processing of the Personal Data by the Company is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering Participant equity awards. The Participant understands that providing the Company with Personal Data is necessary for the performance of the Agreement and that the Participant's refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant's ability to participate in the Plan.
International Data Transfers. The Company is located in the United States which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States. The Participant understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that the Participant’s Personal Data may not have an equivalent level of protection as compared to the Participant’s country of residence. To provide appropriate safeguards for the protection of the Participant’s Personal Data, the Personal Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. Further, the Participant understands that the Company transfers his or her Personal Data, or parts thereof to third parties based on agreements implementing the EU Standard Contractual Clauses. These third parties include UBS Financial Services, Inc. (“UBS”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. UBS has opened or will open an account for the Participant to receive and trade shares of Common Stock acquired under the Plan. The Participant understands that Personal Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company. In the future, the Company may select a different service provider or other service providers and share the Personal Data with such other provider(s) serving the Company in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with UBS, PricewaterhouseCoopers LLP or KPMG LLP with such agreement being a condition to the Participant’s ability to participate in the Plan.

The Participant may request a copy of the safeguards used to protect his or her Personal Data or the names and addresses of any potential recipients of Personal Data by contacting the Company at: DataProtectionOfficeMEU@mdlz.com.
Data Retention. The Company will use the Personal Data only as long as necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
Data Subject Rights. To the extent provided by law, the Participant has the right to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, (vi) request portability of Personal Data that the Participant has actively or passively provided to the Company, where the processing of such Personal Data is based on consent or a contractual agreement with the Participant and is carried out by automated means, or (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding the Participant’s rights, raise any other questions regarding the practices described in the Agreement or to exercise his or her rights, the Participant should contact the Company at: DataProtectionOfficeMEU@mdlz.com.
ARGENTINA
TERMS AND CONDITIONS
Restrictions and Covenants. Notwithstanding anything to the contrary in the Agreement, paragraph 6 of the Agreement will not apply to Argentinian Participants.
Labor Law Policy and Acknowledgement. The following provision supplements paragraph 9 of the Agreement:
The Participant acknowledges and agrees that the grant is made by the Company (not the Employer) in its sole discretion and that the value of the LTI Grant or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits, such as vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on each vesting date.
NOTIFICATIONS

Type of Offering. Neither the LTI Grant nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. The Participant is solely responsible for complying with the exchange control rules that may apply in connection with his or her participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to vesting of the LTI Grant or transferring proceeds into Argentina, the Participant should consult his or her local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset/Account Reporting Information. The Participant must report holdings of any equity interest in a foreign company (e.g., shares of Common Stock acquired under the Plan) on his or her annual tax return each year.
AUSTRALIA
TERMS AND CONDITIONS
Nature of Plan. The Plan and the Agreement is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
Australian Offer Document. The Participant’s right to participate in the Plan and receive the LTI Grant under the Plan is subject to the terms and conditions as stated in the offer document, the Plan and the Agreement. By accepting the LTI Grant, the Participant acknowledges and confirms that the Participant has received these documents.
No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, the Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
NOTIFICATIONS
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf, otherwise the Participant will be responsible for complying with any exchange control reporting requirements.
AUSTRIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Participant holds shares of Common Stock acquired under the Plan or cash (including proceeds from the sale of shares of Common Stock) outside Austria, the Participant may be subject to reporting obligations to the Austrian National Bank.
Exchange Control Information. A separate reporting requirement applies if the Participant sells shares of Common Stock acquired under the Plan or receives a cash dividend paid on such shares of Common

Stock. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all cash accounts abroad meets or exceeds a specific threshold, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BAHRAIN
NOTIFICATIONS
Securities Law Information. The Agreement does not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock delivered pursuant to the vesting of the LTI Grant shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the LTI Grant described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, the Participant may not make any public advertising or announcements regarding the LTI Grant or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. The Participant acknowledges and agrees that he or she is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside of Bahrain through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
BELGIUM
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Participant is required to report any securities (e.g., shares of Common Stock acquired under the Plan) or bank accounts established outside of Belgium on his or her annual tax return. In a separate report, Belgium residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Participant should consult a personal tax advisor with respect to the applicable reporting obligations.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax may apply to transactions under the Plan, such as the sale of shares of Common Stock. The Participant should consult his or her personal tax advisor for details regarding the Participant’s obligations with respect to the stock exchange tax.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By participating in the Plan and receiving the LTI Grant, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the LTI Grant and the payout or sale of any shares of Common Stock acquired under the Plan.
Labor Law Acknowledgment. The Participant agrees, for all legal purposes, (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Participant’s employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of the Participant’s employment; and (iii) the income from the shares of Common Stock associated with the vesting of the LTI Grant, if any, is not part of the Participant’s remuneration from employment.
NOTIFICATIONS
Exchange Control Information. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. If such amount exceeds US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include shares of Common Stock acquired under the Plan.
Tax on Financial Transaction (IOF). Repatriation of funds (e.g., sale proceeds from the sale of shares of Common Stock and/or dividends) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details.
BULGARIA
NOTIFICATIONS
Exchange Control Information. The Participant will be required to file statistical forms with the Bulgarian national bank annually regarding his or her receivables in bank accounts abroad as well as securities held abroad (e.g., shares of Common Stock acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year end. The reports are due by March 31.
The Participant should contact his or her bank in Bulgaria for additional information regarding these requirements.
CANADA
TERMS AND CONDITIONS
Form of Payment. LTI Grants to employees resident in Canada shall be paid in shares of Common Stock only.
Termination of Employment. The following provision supplements paragraph 3(b) of the Agreement:
Except as expressly required by applicable legislation, the Participant’s employment with the Mondelēz Group shall be deemed to be terminated and vesting for the LTI Grant will terminate effective as of the date that is the earliest of: (1) the date the Participant’s employment with the Mondelēz Group is terminated, (2) the date the Participant receives notice of termination of employment from the Mondelēz Group, or (3) the date the Participant is no longer actively employed or rendering services to the Mondelēz Group; regardless of the reason for such termination and whether or not later found to be invalid or in breach of any applicable law, including Canadian provincial employment law (including but not limited to statutory law, regulatory law and/or common law) or the terms of the Participant’s employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed or providing services and the termination date for purposes of the Agreement.
The Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant's right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the LTI Grants under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.
The following provisions apply for Participants resident in Quebec:
Data Privacy. The following provision supplements paragraph 10 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Mondelēz Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Mondelēz Group to record such information and to keep such information in his or her employee file.
Language Consent. The parties acknowledge that it is their express wish that the Agreement, including this Appendix A, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
NOTIFICATIONS
Securities Law Information. The Participant is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
Foreign Asset/Account Reporting Information. The Participant is required to report any specified foreign property annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the Participant’s specified foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Specified foreign property includes shares of Common Stock acquired under the Plan and may include the LTI Grant. The LTI Grant must be reported--generally at a nil cost--if the $100,000 cost threshold is exceeded because of other specified foreign property the Participant holds. If shares of Common Stock are acquired, their cost generally is the adjusted cost base

(“ACB”) of the shares of Common Stock. The ACB would normally equal the fair market value of the shares of Company Common Stock at vesting for the LTI Grant, but if the Participant owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock owned by the Participant. It is the Participant’s responsibility to comply with applicable reporting obligations.
CHILE
NOTIFICATIONS
Securities Law Information. The LTI Grant constitutes a private offering of securities in Chile effective as of the Grant Date. The LTI Grant is made subject to general ruling N° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the LTI Grant is not registered in Chile, the Company is not required to provide public information about the LTI Grant or the shares of Common Stock in Chile. Unless the LTI Grant and/or the shares of Common Stock are registered with the SVS, a public offering of such securities cannot be made in Chile.
Este Premio LTIP (en Inglés, “LTI Grant”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Este Premio LTIP se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Superintendencia de Valores y Seguros de Chile (“SVS”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse el Premio LTIP de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto del Premio LTIP o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. The Participant is not required to repatriate any funds he or she receives with respect to the LTI Award Payout and/or the shares of Common Stock (e.g., proceeds from the sale of shares of Common Stock or dividends received) to Chile. However, if the Participant decides to repatriate such funds, he or she must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000. Further, if the value of the aggregate investments held by the Participant outside of Chile exceeds US$5,000,000 (e.g., shares of Common Stock and cash proceeds acquired under the Plan), the Participant must report the investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Exchange control requirements are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that may apply in connection with the LTI Award Payout.
Foreign Asset / Account Reporting Information. If the Participant holds shares of Common Stock acquired under the Plan outside Chile, the Participant may be required to inform the Chilean Internal Revenue Service (the “CIRS”) of the details of the Participant’s investment in the shares of Common Stock. Further, if the Participant wishes to receive credit against the Participant’s Chilean income taxes for any taxes paid abroad, the Participant e must report the payment of taxes abroad to the CIRS. In either case, the Participant must file Tax Form 1929 by June 30 each year, which should be submitted electronically through the CIRS website: www.sii.cl.

CHINA
TERMS AND CONDITIONS
The following provisions apply to Participants who are exclusively citizens of the People’s Republic of China and who reside in mainland China, and Participants who are otherwise subject to exchange control restrictions applicable to employee stock plans in China, as determined by the Company in its sole discretion.
Time and Form of Payment. Due to legal restrictions in China, the LTI Award Payout may be made to the Participant in cash, rather than shares of Common Stock as stated in paragraph 4(a) of the Agreement. If shares of Common Stock are issued upon payment of the LTI Grant, in the Company’s sole discretion, the shares may be required to be immediately sold. Thus, as a condition of the LTI Grant, the Participant agrees to the immediate sale of any shares of Common Stock issued to Participant upon payment and settlement of the LTI Grant. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant in accordance with any applicable exchange control laws and regulations.
In the event that the Participant is not required to sell shares of Common Stock immediately upon payment of the LTI Grant, any shares of Common Stock issued to the Participant must be maintained in an account with UBS Financial Services, Inc. or such other broker as may be designated by the Company until the shares of Common Stock are sold through that broker. If the Company changes its designated broker, the Participant acknowledges and agrees that the Company may transfer any shares of Common Stock issued under the Plan to the new designated broker if necessary for legal or administrative reasons. The Participant agrees to sign any documentation necessary to facilitate the transfer. In addition, the Participant acknowledges and agrees that he or she must sell any shares of Common Stock issued as soon as practicable following the termination of the Participant’s employment or other service relationship with the Mondelēz Group and in no event later than six (6) months following the termination of the Participant’s employment or other service relationship with the Mondelēz Group, or within any other such time frame the Company determines to be necessary or advisable to comply with local requirements.
Exchange Control Restrictions. The Participant understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China the cash proceeds from the sale of shares of Common Stock acquired under the LTI Grant. The Participant further understands that, under local law, such repatriation of the cash proceeds will be effected through a special exchange control account established by a member of the Mondelēz Group and the Participant hereby consents and agrees that any cash proceeds received in connection with the Plan will be transferred to such special account prior to being delivered to him or her. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account. If the proceeds are converted to local currency, the Participant acknowledges that the Mondelēz Group is under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant agrees to bear any currency fluctuation risk between the date the shares of Common Stock acquired from the LTI Grant are sold and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Participant. The Participant acknowledges that the Mondelēz Group will not be held liable for any delay in delivering the proceeds to the Participant. The Participant agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. For shares issued under the Plan, these additional requirements may include, but are not limited to, a requirement to maintain any shares of Common Stock acquired under the Plan in an account with a Company-designated broker and/or to sell any shares of Common Stock that the Participant receives immediately upon issuance (as described above) or upon termination of the Participant’s service with the Mondelēz Group.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Chinese residents may be required to report to the SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents, including the Company.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.
NOTIFICATIONS
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Colombian residents must register shares of Common Stock acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investment held abroad. In addition, the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).
The Participant is responsible for complying with applicable exchange control requirements in Colombia and the Participant should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Participant must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. shares of Common Stock) held abroad. If the individual value of any of these assets exceeds a certain threshold, the Participant must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country specific provisions.
CROATIA
NOTIFICATIONS
Exchange Control Information. Croatian residents may be required to report any foreign investments (including shares of Common Stock acquired under the Plan) to the Croatian National Bank for statistical purposes and obtain prior approval from the Croatian National Bank for bank accounts opened abroad. However, because exchange control regulations may change without notice, the Participant should consult his or her legal advisor to ensure compliance with current regulations. It is the Participant 's responsibility to comply with Croatian exchange control laws.
CZECH REPUBLIC
TERMS AND CONDITIONS
Retirement. The following provision replaces paragraph 1(j) of the Agreement:
Retirement. “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Participant is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Exchange Control Information. The Czech National bank may require the Participant to fulfill certain notification duties in relation to the acquisition of Common Stock and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Participant should consult his or her personal legal advisor prior to the LTI Award Payout, the sale of Common Stock and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. It is the Participant’s responsibility to comply with any applicable Czech exchange control laws.
DENMARK
TERMS AND CONDITIONS
Stock Option Act. The Participant acknowledges that he or she has received an Employer Statement in Danish, which sets forth the additional terms of the LTI Grant to the extent that the Danish Stock Option Act applies.

NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Participant is required to report any accounts holding shares of Common Stock or cash established outside Denmark to the Danish Tax Administration as part of his or her tax return under the section related to foreign affairs and income.
ECUADOR
Foreign Asset/Account Reporting Information. Individuals who are resident or domiciled in Ecuador are generally required to file an annual Net Worth Declaration with the Internal Revenue Service of Ecuador if the aggregate value of assets held by such individuals exceeds certain thresholds. Assets included in this annual declaration include shares of Common Stock acquired under the Plan. In addition, Ecuadorian resident individuals are required to report on an annual basis, all monetary assets held in foreign financial entities in excess of US$100,000. The Participant should consult his or her legal or tax advisor to ensure compliance with all applicable reporting obligations.
EGYPT
NOTIFICATIONS
Exchange Control Information. If the Participant transfers funds into Egypt in connection with the LTI Award Payout, the Participant is required to transfer the funds through a registered bank in Egypt.
FINLAND
NOTIFICATIONS
Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that the Participant must check their pre-completed tax return to confirm that the ownership of shares of Common Stock and other securities (foreign or domestic) is correctly reported. If the Participant finds any errors or omissions, the Participant must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.
FRANCE
TERMS AND CONDITIONS
LTI Grant Not French-Qualified. The LTI Grant made under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.
Consent to Receive Information in English. By participating in the Plan and receiving the LTI Grant, the Participant confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
En acceptant cette LTIP recompense, le Participant confirme avoir lu et compris le Plan et le Contrat y relatif, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Participant holds shares of Common Stock outside France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return, including any accounts that were closed during the year. Failure to comply could trigger significant penalties. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.
GERMANY
TERMS AND CONDITIONS
Retirement. The following provision replaces paragraph 1(j) of the Agreement:
Retirement. “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Participant is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for satisfying the reporting obligation.
Foreign Asset/Account Reporting Information. German residents holding shares of Common Stock exceeding 1% of the Company’s total Common Stock, must notify their local tax office of the acquisition of Common Stock if the value of shares acquired exceeds €150,000 or if the resident holds 10% or more in the Company’s total Common Stock.
GHANA
There are no country specific provisions.
GREECE
There are no country specific provisions.
GUATEMALA
TERMS AND CONDITIONS

Consent to Receive Information in English. By participating in the Plan, the Participant acknowledges that they have reviewed paragraph 24 of the Agreement and are sufficiently proficient in English, or, alternatively, that the Participant will seek appropriate assistance, to understand the terms and conditions in the Agreement.
HONDURAS
There are no country specific provisions.
HONG KONG
TERMS AND CONDITIONS
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Participant should obtain independent professional advice. The LTI Grant and any shares of Common Stock issued pursuant to the grant do not constitute a public offering of securities under Hong Kong law and are available only to Participants of the Mondelēz Group. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The LTI Grant and any related documentation are intended only for the personal use of each eligible employee of the Mondelēz Group and may not be distributed to any other person.
Sale of Shares. Shares of Common Stock received under the Plan are accepted as a personal investment. In the event the LTI Grant vests and shares of Common Stock are issued to the Participant within six months of the Grant Date, the Participant agrees that he or she will not dispose of the shares of Common Stock acquired prior to the six-month anniversary of the Grant Date.
HUNGARY
There are no country specific provisions.
INDIA
NOTIFICATIONS
Exchange Control Restrictions. If the LTI Grant vests and shares of Common Stock are issued to the Participant, the Participant must repatriate and convert into local currency any cash dividends paid on shares of Common Stock and/or the proceeds from the sale of shares of Common Stock to India within the required time periods specified under applicable Indian exchange control regulations. The Participant must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Participant’s responsibility to comply with applicable exchange control laws in India.
Foreign Asset/Account Reporting Information. The Participant is required to declare foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in his or her annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. A translation of the documents relating to this LTI grant into Bahasa Indonesia can be provided to the Participant upon request to Daning Novianti, Compensation & Benefits Specialist ID, at Daning.Novianti@mdlz.com. By accepting the LTI Grant, the Participant (i) confirms having read and understood the documents relating to this LTI Grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Daning Novianti, Compensation & Benefits Specialist ID, di Daning.Novianti@mdlz.com. Dengan menerima hibah, anda (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Information. Indonesian residents must provide the Indonesian central bank, Bank of Indonesia, with information on foreign exchange activities via a monthly report submitted online through the Bank of Indonesia’s website. The report is due no later than the fifteenth day of the following month in which the foreign exchange activities occurred or within such other timeframe specified by the Bank of Indonesia.
In addition, if the Participant remits funds into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Participant must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Participant by the bank through which the transaction is made.
IRELAND
TERMS AND CONDITIONS
Retirement. The following provision replaces paragraph 1(j) of the Agreement:
Retirement. “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Participant is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Director Notification Requirement. If the Participant is a director, shadow director or secretary of an Irish subsidiary or affiliate, the Participant must notify the Irish subsidiary or affiliate in writing if (1) the Participant receives or disposes of an interest exceeding 1% of the Company (e.g., LTI Award Payout, shares of Common Stock, etc.), (2) the Participant becomes aware of an event giving rise to a notification requirement, or (3) the Participant becomes a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ITALY
TERMS AND CONDITIONS
Plan Document Acknowledgment. In participating in the Plan and receiving the LTI Grant, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix A.
The Participant acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: paragraph 3 on Vesting and Forfeiture; paragraph 4 on Payment; paragraph 5 on Treatment Upon a Change of Control; paragraph 6 on Restrictions and Covenants; paragraph 8 on Withholding Taxes; paragraph 9 on the Nature of the Grant; paragraph 11 on Nontransferability of LTI Grant; paragraph 14 on No Guarantee of Continued Employment; paragraph 15 on Entire Agreement; Governing Law; paragraph 16 on Conformity to Securities Laws; paragraph 24 on Language; paragraph 26 on Electronic Delivery and Acceptance; paragraph 27 on Imposition of Other Requirements; paragraph 28 on Insider Trading/Market Abuse Laws; paragraph 30 on Waiver; and the Data Privacy Notice in the European Union / European Economic Area section of this Appendix A.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, LTI Grants) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, LTI Grants), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares of Common Stock on the Nasdaq Global Select Market on December 31 of each year or on the last day the Participant held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). The Participant should consult with his or her personal tax advisor about the foreign financial assets tax.

JAPAN
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Participant will be required to report details of any assets held outside Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to include details of any outstanding LTI Grant, shares of Common Stock or cash held by the Participant in the report.
KENYA
NOTIFICATIONS
Tax Registration Notification. Under Tax Procedure Act, 2015, the Participant is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of the LTI Award Payout. The registration should be completed through the online portal “I TAX” and is a one-time only registration. The Participant is solely responsible for ensuring compliance with all registration requirements in Kenya.
LEBANON
NOTIFICATIONS
Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Mondelēz Group.
LITHUANIA
There are no country specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. The following provision replaces paragraph 10 of the Agreement:

The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other LTI Grant materials (“Data”) by and among, as applicable, the Employer and the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data is supplied by the Employer and also by the Participant through information collected in connection with the Agreement and the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all LTI Grants or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or such other public accounting firm that may be engaged by the Company in the future. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative at Mondelez Malaysia Sales Sdn Bhd, Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. The Participant authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant LTI Grants or other equity awards or administer or maintain such awards. The Participant also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the LTI Grant as a consequence of the Participant’s refusal or withdrawal of his or her consent. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang diterangkan dalam Perjanjian ini serta mana-mana bahan-bahan Geran LTI (“Data”) oleh dan di antara, seperti mana yang terpakai, Majikan serta Kumpulan Mondelez untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Data telah dibekalkan oleh pihak Majikan dan juga oleh Peserta melalui informasi yang telah dikumpul berkaitan dengan Perjanjian dan Pelan.
Peserta memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, almat emal, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, maklumat berkaitan semua Geran LTI atau apa-apa kelayakan lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Peserta memahami bahawa Data tersebut akan dipindahkan ke UBS Financial Services, Inc. (“UBS”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat melaksanakan, mentadbir dan menguruskan Pelan tersebut. Peserta memahami bahawa Data juga mungkin dipindahkan kepada firma akauntansi awam berdaftar bebas Syarikat, PricewaterhouseCoopers LLP, atau firma akauntansi awam lain yang mungkin digunakan oleh Syarikat pada masa hadapan. Peserta turut memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau negara lain dan negara asal penerima Data (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang data peribadi serta perlindungan yang berbeza daripada negara asal Peserta. Peserta memahami bahawa Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta di Mondelez Malaysia Sales Sdn Bhd, Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia.
Pesertadengan ini membenarkan Syarikat, UBS dan mana-mana pihak yang mungkin menerima Data yang mungkin membantu pihak Syarikat (sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, mempunya, mengguna, menyimpan serta memindah Data tersebut, dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal untuk melaksana, mentadbir dan mengurus penyertaan Peserta dalam Pelan. Peserta memahami bahawa Data hanya akan disimpan untuk tempoh yang diperlukan untuk melaksana, mentadbir, dan mengurus penyertaan Peserta dalam Pelan. Peserta memahami bahawa Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa sebarang kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jikalau, Peserta tidak bersetuju, atau sekiranaya Peserta kemudiannya membatalkan persetujuannya, status Pesertaan atau perkhidmatan dan kerjaya Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan Peserta adalah bahawa Syarikat tidak akan dapat memberikan kepada Peserta opsyen atau anugerah-anugerah ekuiti yang lain atau mentadbir atau mengekalkan anugerah tersebut. Peserta turut memahami bahawa pihak Syarikat tidak mempunyai sebarang kewajiban untuk menggantikan bentuk anugerah yang lain atau memberikan sebarang bentuk kompensasi sebagai pengganti opsyen disebabkan keengganan atau penarikan balik persetujuan Peserta. Oleh kerana itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan Peserta boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.

NOTIFICATIONS
Director Notification Obligation. If the Participant is a director of the Company’s Malaysian subsidiary or affiliate, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Participant receives or disposes of an interest (e.g., LTI Grants or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Labor Law Policy. In participating in the Plan and receiving this LTI Grant, the Participant expressly recognizes that Mondelēz International, Inc., with registered offices at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Participant and Mondelēz International, Inc. since the Participant is participating in the Plan on a wholly commercial basis and his or her sole Employer is Servicios Integrales Mondelez, S. de R.L. de C.V., located at Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the Employer, Servicios Integrales Mondelez, S. de R.L. de C.V., and do not form part of the employment conditions and/or benefits provided by Servicios Integrales Mondelez, S. de R.L. de C.V., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Mondelēz International, Inc.; therefore, Mondelēz International, Inc. reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Plan Document Acknowledgment. By accepting the LTI Grant, the Participant acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in paragraph 9 of the Agreement (“Nature of the Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Mondelēz International, Inc. on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither Mondelēz International, Inc. nor any subsidiary or affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the LTI Grant.
Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Mondelēz International, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to Mondelēz International, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
TÉRMINOS Y CONDICIONES
Política Laboral y Reconocimiento/Aceptación. Al participar en el Plan LTI y recibir el Premio LTIP, el Participante expresamente reconoce que Mondelēz International, Inc., con domicilio registrado ubicado en 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., es la única responsable por la administración del Plan LTI y que la participación del Participante en el Plan LTI y en su caso la adquisición de las Acciones no constituye ni podrá constituir en ningún momento una relación de trabajo entre el Participante y Mondelēz International, Inc., ya que el Participante participa en el Plan LTI en un marco totalmente comercial y su único Patrón lo es Servicios Integrales Mondelez, S. de R.L. de C.V. con domicilio ubicado en Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Derivado de lo anterior, el Participante expresamente reconoce que el Plan LTI y los beneficios que pudieran derivar de la participación en el mismo no establecen derecho alguno entre el Participante y el Patrón, Servicios Integrales Mondelez, S. de R.L. de C.V. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Servicios Integrales Mondelez, S. de R.L. de C.V. y que cualquier modificación al Plan LTI o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.
De igual manera, el Participante entiende que su participación en el Plan LTI es resultado de una decisión unilateral y discrecional de Mondelēz International, Inc.; por lo tanto, Mondelēz International, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento, sin responsabilidad alguna frente el Participante.
Reconocimiento del Plan de Documentos. Al aceptar el Premio LTIP, el Participante reconoce que ha recibido copias del Plan LTI, que ha revisado el Plan LTI y el Acuerdo en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan LTI y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, el Participante reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en el párrafo 9 del Acuerdo ( “La Naturaleza del Otorgamiento”) en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan LTI no constituye un derecho adquirido; (ii) el Plan LTI y la participación en el mismo es ofrecido por Mondelēz International, Inc.de forma completamente discrecional; (iii) la participación en el Plan LTI es voluntaria; y (iv) ni Mondelēz International, Inc. ni de cualqiuer Sociedad controlante, Subsidiaria o Filial son responsables por ninguna disminución en el valor de las Acciones subyacentes del Plan LTI.
Finalmente, el Participante por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Mondelēz International, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan LTI o de los beneficios derivados del mismo y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a Mondelēz International, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
NOTIFICATIONS
Securities Law Information. The LTI Grants and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the

Plan, the Agreement and any other document relating to the LTI Grants may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company Group and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Servicios Integrales Mondelez, S. de R.L. de C.V. made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in Morocco shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
NETHERLANDS
TERMS AND CONDITIONS
Retirement. The following provision replaces paragraph 1(j) of the Agreement:
Retirement. “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Participant is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NEW ZEALAND
NOTIFICATIONS
Securities Law Information. WARNING: The Participant is being offered an LTI Grant which allows the Participant to acquire shares of Common Stock in accordance with the terms of the Plan and the Agreement. The shares of Common Stock, if issued, give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preferred shares have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.
The shares of Common Stock are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if the Participant acquires shares of Common Stock under the Plan, the Participant may be able to sell his or her investment on the Nasdaq if there are interested buyers. The price will depend on the demand for the shares of Common Stock.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://ir.mondelezinternational.com/sec.cfm.
NIGERIA
There are no country specific provisions.
NORWAY
There are no country specific provisions.
PAKISTAN
NOTIFICATIONS
Exchange Control Information. The Participant is required immediately to repatriate to Pakistan the proceeds from the sale of any Common Stock acquired from participation in Plan, including the proceeds from the sale of Common Stock acquired upon the LTI Award Payout. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. The Participant should consult his or her personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Participant is responsible for ensuring compliance with all exchange control laws in Pakistan.
PERU
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgment contained in paragraph 9 of the Agreement:
By accepting the LTI Grant, the Participant acknowledges, understands and agrees that the LTI Grant is granted ex gratia to the Participant.

NOTIFICATIONS
Securities Law Information. The LTI Grant is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, the Participant should refer to the Plan, the Agreement and any other grant documents made available by the Company. For more information regarding the Company, the Participant may refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.
PHILIPPINES
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in the Philippines shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
POLAND
NOTIFICATIONS
Exchange Control Information. Polish residents who maintain bank or brokerage accounts holding cash and foreign securities (including shares of Common Stock) abroad must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis. Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000, however, if the transfer of funds is connected with the business activity an entrepreneur, the threshold is PLN 15,000). Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of five years from the date the transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).
NOTIFICATIONS

Exchange Control Information. If the Participant acquires shares of Common Stock under the Plan and does not hold the shares of Common Stock with a Portuguese financial intermediary, he or she may need to file a report with the Portuguese Central Bank. If the shares of Common Stock are held by a Portuguese financial intermediary, it will file the report for the Participant.
PUERTO RICO
There are no country specific provisions.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If the Participant deposits proceeds from the sale of Common Stock in a bank account in Romania, the Participant may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. The Participant should consult with a personal legal advisor to determine whether the Participant will be required to submit such documentation to the Romanian bank.
RUSSIA
TERMS AND CONDITIONS
U.S. Transaction. The Participant understands that acceptance of the LTI Grant results in a contract between the Participant and the Company completed in the United States and that the Agreement is governed by the laws of the Commonwealth of Virginia, without regard to choice of law principles thereof. Any Common Stock to be issued upon vesting of the LTI Grant shall be delivered to the Participant through a brokerage account in the U.S. The Participant may hold the Common Stock in his or her brokerage account in the U.S.; however, in no event will Common Stock issued to the Participant under the Plan be delivered to the Participant in Russia. The Participant is not permitted to sell the Common Stock directly to other Russian legal entities or individuals.
Settlement of LTI Grant and Sale of Shares. Notwithstanding anything to the contrary in the Agreement, depending on the development of local regulatory requirements, the Participant acknowledges that the LTI Grant may be paid to the Participant in cash rather than shares of Common Stock. If shares of Common Stock are issued upon vesting of the LTI Grant, in the Company’s sole discretion, the shares may be required to be immediately sold. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant in accordance with any applicable exchange control laws and regulations.
Securities Law Information. The Participant acknowledges that the Agreement, the LTI Grant, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Data Privacy. The following provision supplements paragraph 10 of the Agreement:

The Participant understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, the Participant understands and agrees that if the Participant does not complete and return a Consent form to the Company, the Company will not be able make an LTI Grant to the Participant or other grants or administer or maintain such grants. Finally, the Participant understands that the Company has no obligation to substitute other forms of grants or compensation in lieu of the LTI Grant if the Participant fails to complete and return the Consent. Therefore, the Participant understands that refusing to complete a Consent form or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.
NOTIFICATIONS
Exchange Control Information. The Participant is solely responsible for complying with applicable Russian exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Participant’s responsibility to comply with Russian exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
Labor Law Information. If the Participant continues to hold shares of Common Stock acquired at vesting of the LTI Grant after an involuntary termination of employment, the Participant will not be eligible to receive unemployment benefits in Russia.
Foreign Asset/Account Reporting Information. Russian residents are required to notify Russian tax authorities within one (1) month of opening, closing or changing the details of a foreign account. Russian residents also are required to submit an annual transaction report for any such foreign brokerage account, including cash flow and financial asset (e.g., shares of Common Stock) transactions, on or before June 1 of the following year. The tax authorities can require the Participant to provide appropriate supporting documents related to transactions in a foreign bank account. The Participant should consult with his or her personal advisor before remitting proceeds from participation in the Plan to Russia as exchange control requirements may change.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the Participant should inform the Company if the Participant is covered by these laws because the Participant should not hold shares of Common Stock acquired under the Plan.
SAUDI ARABIA
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in Saudi Arabia shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
NOTIFICATIONS

Securities Law Information. This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offer of Securities Regulations and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If the Participant does not understand the contents of this document he or she should consult an authorized financial advisor.
SERBIA
NOTIFICATIONS
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Participant is permitted to acquire shares of Common Stock under the Plan and hold the shares and any proceeds from the sale of shares of Common Stock in a U.S. brokerage account or other foreign brokerage account. However, the Participant needs permission from the National Bank of Serbia to hold any proceeds from the sale of shares of Common Stock in an offshore bank account. Because the exchange control regulations in Serbia may change without notice, the Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws.
SINGAPORE
TERMS AND CONDITIONS
Transfer Restrictions. The Participant agrees that any shares of Common Stock acquired pursuant to the LTI Grant will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
NOTIFICATIONS
Securities Law Information. The LTI Grant is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to the Participant with a view to the LTI Grant being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors and shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., LTI Grant, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director, associate director or shadow director. If the Participant is the chief executive officer (“CEO”) of a Singapore subsidiary or affiliate and the above notification requirements are determined to apply to the CEO of a Singapore subsidiary or affiliate, the above notification requirements also may apply to the Participant.

SLOVAK REPUBLIC
There are no country specific provisions.
SLOVENIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within eight (8) days of opening such account. The Participant should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Participant’s participation in the Plan (e.g., the Participant e’s brokerage account with the Company’s designated broker).
SOUTH AFRICA
TERMS AND CONDITIONS
Securities Law Notice. In compliance with South African Securities Law, the documents listed below are available for the Participant’s review on the Company’s public site or intranet site, as applicable, as listed below:
1.The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company’s website at http://www.mondelezinternational.com/investors.
2.The Company’s most recent Plan prospectus: a copy of which can be found on the Company’s Intranet site located at: https://intranet.mdlz.com/sites/globalhr/comp/Pages/Legal-Documents.aspx.
The Participant acknowledges that he or she may have copies of the above documents sent to him or her, at no charge, on written request being mailed to Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. The telephone number at the executive offices is +1 847-943-4000.
Withholding Taxes. The following provision supplements paragraph 8 of the Agreement.
By participating in the Plan and receiving the LTI Grant, the Participant understands and acknowledges that he or she is required to notify the Employer of the amount of any gain realized upon vesting of the LTI Grant.
Exchange Control Obligations. The Participant is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
SOUTH KOREA

NOTIFICATIONS
Foreign Asset/Account Reporting Information.  South Korean residents must declare all foreign financial accounts (e.g., non-South Korean bank accounts, brokerage accounts, etc.) to the South Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.  The Participant should consult with his or her personal tax advisor to determine how to value the Participant’s foreign accounts for purposes of this reporting requirement and whether the Participant is required to file a report with respect to such accounts.
SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements paragraph 9 of the Agreement:
In accepting the LTI Grant, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands and agrees that, as a condition of the grant of the LTI Grant, except as provided for in paragraph 3 of the Agreement, the termination of the Participant’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the LTI Grant that may have been granted to the Participant and that have not vested on the date of termination.
In particular, the Participant understands and agrees that any unvested LTI Grants as of Participant’s termination date will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Participant understands that the Company has unilaterally, gratuitously and discretionally decided to make the LTI Grant under the Plan to individuals who may be Participants of the Mondelēz Group. The decision is a limited decision that is entered into upon the express assumption and condition that any LTI Grant will not economically or otherwise bind the Mondelēz Group on an ongoing basis other than to the extent set forth in the Agreement. Consequently, the Participant understands that the LTI Grant is made on the assumption and condition that the LTI Grant and the shares of Common Stock issued shall not become a part of any employment or contract (with the Mondelēz Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from the LTI Grant, which is gratuitous and discretionary, since the future value of the underlying shares of Common Stock is unknown and unpredictable. In addition, the Participant understands that the LTI Grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the LTI Grant made to the Participant shall be null and void.

NOTIFICATIONS
Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. The Participant must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D6. Generally, the declaration must be made in January for shares of Common Stock owned as of December 31 of the prior year and/or shares of Common Stock acquired or disposed of during the prior year; however, if the value of the shares of Common Stock acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if the Participant holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, the Participant is required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Participant by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Accounting Reporting Information. If the Participant holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Participant is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000, or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed €50,000, a summarized form of declaration may be presented. The reporting must be completed by the March 31 each year. The Participant should consult his or her personal tax advisor for details regarding this requirement.
SWAZILAND
There are no country specific provisions.
SWEDEN
TERMS AND CONDITIONS
Withholding Taxes. The following provision supplements paragraph 8 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in paragraph 8 of the Agreement, by accepting the LTI Grants, the Employee authorizes the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to the Employee upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND
NOTIFICATIONS
Securities Law Information. Neither this document nor any other materials relating to the LTI Grant (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Mondelēz Group or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN
TERMS AND CONDITIONS
Data Privacy Consent. The Participant hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in paragraph 10 of the Agreement and by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands he or she will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The LTI Grant and the shares of Common Stock to be issued pursuant to the Plan are available only to Participants of the Mondelēz Group. The LTI Grant does not constitute a public offer of securities.
Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
NOTIFICATIONS
Exchange Control Information. If the proceeds from the sale of shares of Common Stock are equal to or greater than US$1,000,000 in a single transaction, the Participant must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Participant must provide details of the transaction (i.e., identification information and purposes of the transaction) to the receiving bank. If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand.

The Participant should consult his or her personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
NOTIFICATIONS
Securities Law Information. Under Turkish law, the Participant is not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the Nasdaq Global Select Market, which is located outside Turkey and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. The Participant may be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the sale of any shares of Common Stock acquired under the Plan, the Participant is solely responsible for engaging such Turkish financial intermediary. The Participant should consult his or her personal legal advisor prior to the vesting of the LTI Grant or any sale of shares of Common Stock to ensure compliance with the current requirements.
UKRAINE
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in the Ukraine shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
NOTIFICATIONS
Exchange Control Information. The Participant is solely responsible for complying with applicable Ukraine exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult his or her legal advisor prior to the acquisition or sale of shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Participant’s responsibility to comply with the Ukraine exchange control laws, and the Mondelēz Group will not be liable for any fines or penalties resulting from the Participant ‘s failure to comply with applicable laws.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM (“U.K.”)
TERMS AND CONDITIONS
Retirement. The following provision replaces paragraph 1(j) of the Agreement:
Retirement. “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Participant is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
Withholding Taxes. The following provision supplements paragraph 8 of the Agreement:
Without limitation to paragraph 8 of the Agreement, the Participant hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act), the Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in paragraph 8 of the Agreement.
In addition, the Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from the relevant tax authorities.
UNITED STATES
NOTIFICATIONS

Foreign Asset/Accounting Reporting Information. If the Participant holds assets (e.g., Common Stock) or other financial assets in an account outside the United States and the aggregate amount of said assets is US$10,000 or more, the Participant is required to submit a report of Foreign Bank and Financial Account with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in the Participant’s account meet the US$10,000 threshold.
URUGUAY
TERMS AND CONDITIONS
Data Privacy Consent. The Participant understands that the Data will be collected by the Employer and will be transferred to the Company at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. and/or any financial institutions or brokers involved in the management and administration of the Plan. The Participant further understands that any of these entities may store the Data for purposes of administering the Participant’s participation in the Plan.
VENEZUELA
TERMS AND CONDITIONS
Investment Representation. As a condition of the LTI Grant, the Participant acknowledges and agrees that any shares of Common Stock the Participant may acquire upon the settlement of the LTI Grant are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of shares into foreign currency.
Exchange Control Information. Exchange control restrictions may limit the ability to vest in the LTI Grant or remit funds into Venezuela following the receipt of the cash proceeds from the sale of shares of Common Stock acquired upon settlement of the LTI Grant under the Plan. The Company reserves the right to further restrict the settlement of the LTI Grant, or to amend or cancel the LTI Grant at any time, in order to comply with the applicable exchange control laws in Venezuela. The Participant is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, the Participant should consult with his or her personal legal advisor before accepting the LTI Grant to ensure compliance with current regulations.
NOTIFICATIONS
Securities Law Information. The LTI Grant granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.
VIETNAM
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the

Participant in Vietnam shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.